UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 20, 2019

Commission File Number:  000-52369

FitLife Brands, Inc.
(Exact name of registrant as specified in its charter.)

Nevada
(State or other jurisdiction of incorporation or organization)
20-3464383
(IRS Employer Identification No.)

5214 S. 136th Street, Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class
N/A
Trading Symbol(s)
FTLF
Name of exchange on which registered
N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2019, the Board of Directors (the "Board") of Fitlife Brands, Inc. (the "Company") reconstituted its committees upon recommendation by the Nominating and Corporate Governance Committee to allow for each independent director to also serve as a member of the standing committees of the Board which are the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each to be comprised of Grant Dawson, Lew Jaffe, Todd Ordal and Seth Yakatan with Mr. Dawson to continue his service as Chair of both of the Audit Committee and Compensation Committee and Mr. Jaffe to continue his service as Chair of the Nominating and Corporate Governance Committee.

On December 20, 2019, upon recommendation by the Compensation Committee, the Board also approved an increase in the base salary for the Company's Chief Executive Officer, Dayton Judd, from $263,500 to $300,000 annually, effective January 1, 2020. All other elements of Mr. Judd's compensation arrangements remain unchanged.

Item 8.01 Other Events.

On September 23, 2019, the Board approved an amendment to the Company's Share Repurchase Program as approved on August 16, 2019, for the repurchase of up to $1,000,000 of the Company's Common Stock, its Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred"), and warrants to purchase shares of the Company's Common Stock ("Warrants"), over a 24 month period, at a purchase price, in the case of Common Stock, equal to the fair market value of the Company's Common Stock on the date of purchase, and in the case of Series A Preferred and Warrants, at a purchase price determined by management, with the exact date and amount of such purchases to be determined by management.

Since the Company's reporting on its Quarterly Report on Form 10-Q filed November 12, 2019, the Company has repurchased and retired 50 shares of its Series A Preferred and a warrant to purchase 3,261 shares of Common Stock. In addition, the Company has repurchased 7,000 shares of Common Stock. The total consideration for such purchases to date, which was paid using cash on hand, is $261,450. Following the aforementioned repurchases, the Company had 550 shares of Series A Preferred outstanding, all of which were held by Sudbury Capital Fund, LP ("Sudbury"), an entity affiliated with the Company's Chair and Chief Executive Officer, Dayton Judd.

On December 23, 2019, Sudbury voluntarily converted its 550 shares of Series A Preferred into Common Stock in accordance with the terms of the Series A Preferred Stock Certificate of Designations. In conjunction with the conversion, the Company issued to Sudbury a total of 123,222 shares of Common Stock and paid accrued dividends of $7,454. Following such conversion, no shares of Series A Preferred remain outstanding, and the Company has no further obligations under the Certificate of Designations, including the obligation to pay preferred dividends.

As of December 23, 2019, following the repurchases and the conversion of the Series A Preferred into Common Stock described herein, there are 1,079,527 shares of the Company's Common Stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

Date:   December 23, 2019
By:	/s/ Dayton Judd

Name: Dayton Judd
Title: Chief Executive Officer